Vital Farms Reports Fourth Quarter and Fiscal Year 2025 Financial Results

Fiscal Year 2025 Net Revenue of $759.4 million, up 25.3% versus Fiscal Year 2024

Fiscal Year 2026 Guidance of $900 to $920 million for Net Revenue, representing up to 21% Growth from 2025; Guidance of $105 to $115 million for Adjusted EBITDA and $140 to $150 million for Capital Expenditures; Remains on Track to Reach $2 Billion Net Revenue Target by 2030

$100 Million 2-year Stock Repurchase Program Authorization

Successful Remediation of Previously Disclosed Material Weakness

AUSTIN, TX – February 26, 2026 – Vital Farms (Nasdaq: VITL), a Certified B Corporation that offers a range of ethically produced foods nationwide, today reported financial results for its fourth quarter and fiscal year ended December 28, 2025.

Financial highlights for the fourth quarter ended December 28, 2025, compared to the fourth quarter ended December 29, 2024, include:

•
Net Revenue increased 28.7% to $213.6 million, compared to $166.0 million
•
Gross Margin of 35.8%, compared to 36.1%
•
Net Income of $16.3 million, compared to $10.6 million
•
Net Income per Diluted Share of $0.35, compared to $0.23
•
Adjusted EBITDA of $29.2 million, compared to $19.1 million1

Financial highlights for the fiscal year ended December 28, 2025, compared to the fiscal year ended December 29, 2024, include:

•
Net Revenue increased 25.3% to $759.4 million, compared to $606.3 million
•
Gross Margin of 37.6%, compared to 37.9%
•
Net Income of $66.3 million, compared to $53.4 million
•
Net Income per Diluted Share of $1.44, compared to $1.18
•
Adjusted EBITDA of $114.0 million, compared to $86.7 million1

"2025 was the year we scaled our supply chain to meet demand. By expanding Egg Central Station and growing our farmer network to over 600 small farms, we’ve meaningfully reduced the supply constraints that previously capped our growth,” said Russell Diez-Canseco, Vital Farms’ President and CEO.

“As we enter 2026, we’re transitioning from capacity building to market expansion – capitalizing on our strengthened operations to grow our customer base and increase household penetration and buy rate as we progress toward our $2 billion revenue target by 2030. We remain committed to a disciplined capital allocation strategy that reinvests in our future while returning value to our shareholders, all while staying true to our purpose of improving the lives of people, animals, and the planet through food.”

1Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

For the 13 Weeks Ended December 28, 2025

Net revenue increased 28.7% to $213.6 million in the fourth quarter of 2025, compared to $166.0 million in the fourth quarter of 2024. Net revenue growth in the fourth quarter of 2025 was driven by volume-related revenue growth of $27.2 million and price/mix benefits of $20.4 million. Volume growth was driven by accelerated demand for existing products and expanded item offerings at existing customers.

Gross profit was $76.4 million, or 35.8% of net revenue, in the fourth quarter of 2025, up from $59.9 million, or 36.1% of net revenue, in the fourth quarter of 2024. Gross profit growth was driven by higher net revenue from volume growth and favorable price/mix. Gross profit margin decreased slightly compared to the fourth quarter of 2024 as investments were made to continue to scale and grow the business driven by increased operational costs, partially offset by favorable price/mix benefits.

Income from operations was $21.4 million in the fourth quarter of 2025, compared to income from operations of $13.0 million in the fourth quarter of 2024. The increase was driven by higher revenue and gross profit, partially offset by increases in employee-related, marketing, shipping and distribution costs and technology and software related costs.

Net income was $16.3 million in the fourth quarter of 2025, compared to net income of $10.6 million in the fourth quarter of 2024. The increase was driven by higher revenue and income from operations, partially offset by higher taxes due to a decrease in the tax benefit of non-qualified stock option exercises and restricted stock units.

Net income per diluted share was $0.35 for the fourth quarter of 2025, compared to net income per diluted share of $0.23 in the fourth quarter of 2024.

Adjusted EBITDA was $29.2 million, or 13.7% of net revenue, in the fourth quarter of 2025, compared to $19.1 million, or 11.5% of net revenue, in the fourth quarter of 2024. The increase in Adjusted EBITDA was primarily driven by higher sales, partially offset by higher crew member investments.1

For the 52 Weeks Ended December 28, 2025

Net revenue increased 25.3% to $759.4 million in fiscal year 2025, compared to $606.3 million in fiscal year 2024. Net revenue growth in fiscal year 2025 was driven by volume-related revenue growth of $78.3 million and price/mix benefits of $74.9 million. Volume growth was driven by accelerated demand for existing products and expanded item offerings with existing customers.

Gross profit was $285.7 million, or 37.6% of net revenue, in fiscal year 2025, up from $229.9 million, or 37.9% of net revenue, in fiscal year 2024. Gross profit growth was driven by higher net revenue from volume growth and favorable price/mix. Gross profit margin decreased slightly compared to fiscal year 2024 as investments were made to continue to scale and grow the business driven by increases in labor and overhead costs, partially offset by favorable price/mix benefits.

Income from operations was $88.4 million in fiscal year 2025, compared to income from operations of $63.6 million in fiscal year 2024. The increase was driven by higher revenue and gross profit, partially offset by increases in employee-related, marketing, shipping and distribution, and technology and software related costs.

Net income was $66.3 million in fiscal year 2025, compared to net income of $53.4 million in fiscal year 2024. The increase was driven by higher revenue and income from operations, partially offset by higher taxes due to a decrease in the tax benefit of non-qualified stock option exercises and restricted stock units.

Net income per diluted share was $1.44 for fiscal year 2025, compared to net income per diluted share of $1.18 in fiscal year 2024.

Adjusted EBITDA was $114.0 million, or 15.0% of net revenue, in fiscal year 2025, compared to $86.7 million, or 14.3% of net revenue, in fiscal year 2024. The increase in Adjusted EBITDA was primarily driven by higher sales, partially offset by higher crew member investments.1

Successful Remediation of Previously Announced Material Weakness of Financial Controls

Vital Farms also announced today the successful remediation of the previously disclosed material weakness in its internal control over financial reporting. The remediation plan involved strengthening Vital Farms’ control environment through the implementation of a new ERP system and enhanced oversight procedures, among other actions. As previously highlighted, no restatements of financial results were necessary.

Balance Sheet and Cash Flow Highlights

Cash, cash equivalents and marketable securities were $113.4 million as of December 28, 2025, and we had no outstanding debt. Net cash provided by operating activities was $33.7 million for the 52-week period ended December 28, 2025, compared to net cash provided by operating activities of $64.8 million for the 52-week period ended December 29, 2024.

Capital expenditures totaled $82.0 million in the 52-week period ended December 28, 2025, compared to $28.6 million in the 52-week period ended December 29, 2024.

Vital Farms Announces $100 Million Stock Repurchase Program

Vital Farms announced today that its Board of Directors has authorized a two-year stock repurchase program for up to $100 million of the company's common stock. This authorization reflects the Board’s confidence in the company's long-term growth trajectory and the underlying value of its shares. Under the program, Vital Farms intends to opportunistically repurchase shares of common stock, particularly during periods where management believes the public market price does not fully reflect the company's intrinsic value. This initiative will be funded with existing cash, future cash flow from operations, and utilization of existing debt capacity, allowing the company to return capital to shareholders while maintaining the financial flexibility required to fully execute its 2030 strategic growth plan and foundational capacity investments.

Fiscal 2026 Outlook

For fiscal year 2026, we expect:

•
Net revenue of $900 million to $920 million, which represents 19% to 22% growth versus fiscal year 2025. This net revenue guidance is lower than the initial outlook at the Investor Day in December due to the current macroeconomic environment and volatility in order patterns so far in January and February. The company believes these fluctuations are more reflective of short-term market disruptions and sees continued healthy consumer demand, which is supported by consumer panel data.
•
Adjusted EBITDA of $105 million to $115 million, reflecting normal promotional spending to convert growing consumer awareness into increased household penetration.
•
Capital expenditures in the range of $140 million to $150 million, mainly driven by the construction of Vital Crossroads, the company’s planned facility in Seymour, Indiana, which will provide ample long-term capacity to reach its $2 billion net revenue target by 2030.

Thilo Wrede, Vital Farms’ CFO, commented: "We delivered record financial performance in 2025, highlighted by surpassing $100 million in Adjusted EBITDA for the first time. As we look to 2026, our outlook reflects a transition from building infrastructure to capturing the latent demand for our brand. We remain focused on a disciplined capital allocation strategy that prioritizes high-return growth projects while maintaining the financial flexibility provided by our strong balance sheet.”

Vital Farms’ guidance assumes that there are no significant disruptions to the supply chain or its customers or consumers, including any issues from adverse macroeconomic factors. Vital Farms cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income and Adjusted EBITDA Margin and net income margin, their most directly comparable GAAP measures, without unreasonable effort due to the unavailability of reliable estimates for income taxes and stock-based compensation, among other items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

Vital Farms will host a conference call and webcast at 8:30 a.m. ET today to discuss the results. To participate on the live call, listeners in North America may dial +1-800-715-9871 and international listeners may dial +1-646-307-1963 with the Conference ID: 8674985. Alternatively, participants may access the live webcast on the Vital Farms Investor Relations website at https://investors.vitalfarms.com under “Events & Presentations.” The webcast will be archived for 30 days.

In addition, Vital Farms will publish its February 2026 Corporate Presentation as supporting materials to the webcast on the Vital Farms Investor Relations website at https://investors.vitalfarms.com under “Events & Presentations.”

About Vital Farms

Vital Farms (Nasdaq: VITL) is a Certified B Corporation that offers a range of ethically produced foods nationwide. Started on a single farm in Austin, Texas, in 2007, Vital Farms is now a national consumer brand that works with 600 small farms and is the leading U.S. brand of pasture-raised eggs by retail dollar sales. Vital Farms’ ethics are exemplified by its focus on the humane treatment of farm animals and sustainable farming practices. In addition, as a Delaware public benefit corporation, Vital Farms prioritizes the long-term benefits of each of its stakeholders, including farmers and suppliers, customers and consumers, communities and the environment, and crew members and stockholders. Vital Farms’ products, including shell eggs, butter, hard-boiled eggs, and liquid whole eggs, are sold in more than 24,000 stores nationwide. Vital Farms pasture-raised eggs can also be found on menus at hundreds of foodservice operators across the country. For more information, visit https://vitalfarms.com/.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Vital Farms’ market opportunity, corporate strategies, anticipated growth, expectations regarding tailwinds and headwinds facing Vital Farms’ industry, the effect of prior or future expansions of Vital Farms’ processing facilities on its future revenue, Vital Farms’ future financial performance, including management’s outlook for fiscal year 2026, and management’s long-term outlook, including Vital Farms’ ability to achieve its $2 billion net revenue target by 2030. These forward-looking statements are based on Vital Farms’ current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Vital Farms’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to: Vital Farms’ expectations regarding its revenue, expenses, and other operating results; Vital Farms’ ability to attract new consumers and customers, to successfully retain existing consumers and customers, to attract and retain its suppliers, distributors, and co-manufacturers, and to maintain its relationships with members of its existing farm network and further expand its farm network, and plans for development of accelerator farms; Vital Farms’ ability to sustain or increase its profitability; Vital Farms’ expectations regarding its future growth in the foodservice channel; Vital Farms’ ability to procure sufficient high-quality eggs, cream for its butter, and other raw materials; real or perceived quality or food safety issues with Vital Farms’ products or other issues that adversely affect Vital Farms’ brand and reputation; Vital Farms ability to manage changes in the tastes and preferences of consumers; the financial condition of, and Vital Farms’ relationships with, its farmers, suppliers, co-manufacturers, distributors, retailers, and foodservice customers, as well as the health of the foodservice industry generally; the effects of outbreaks of agricultural diseases, including avian influenza and egg drop syndrome, the perception that outbreaks may occur or regulatory or market responses to such outbreaks generally; the ability of Vital Farms, its farmers, suppliers, and its co-manufacturers to comply with food safety, environmental or other laws or regulations; specifications and timing regarding Vital Farms’ planned Vital Crossroads egg washing and packing facility with onsite cold storage in Seymour, Indiana, and the impacts of prior or future expansions of such facilities on Vital Farms’ future revenue and farm network; future investments in its business, anticipated capital expenditures and estimates regarding capital requirements; anticipated changes in Vital Farms’ product offerings and Vital Farms’ ability to innovate to offer new products or enter into new product categories; anticipated changes in product offerings and Vital Farms’ ability to innovate to offer new products; the costs and success of marketing efforts and ability to promote its brand; Vital Farms’ reliance on key personnel and its ability to identify, recruit and retain personnel; Vital Farms’ ability to effectively manage its growth; the potential influence of Vital Farms’ focus on a specific public benefit purpose and producing a positive effect for society; Vital Farms’ stated impact goals, opportunities and initiatives, as well as the standards and expectations of third parties regarding these matters; Vital Farms’ ability to maintain effective internal controls over financial reporting and to remediate and prevent material weaknesses in its internal controls; Vital Farms’ ability to compete effectively with existing competitors and new market entrants; the impact of adverse economic conditions, including as a result of unfavorable global economic and political conditions, elevated interest rates and inflation; the impact of previous or future shutdowns of the U.S. federal government on Vital Farms’ and Vital Farms’ contracted family farmers’ businesses; Vital Farms’ estimates of future capital expenditures and the sufficiency of Vital Farms’ cash, cash equivalents, marketable securities and availability of credit under its credit facility to meet liquidity needs; seasonality; and the growth rates of the markets in which Vital Farms competes.

These risks and uncertainties are more fully described in Vital Farms’ filings with the Securities and Exchange Commission (SEC), including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 28, 2025, which Vital Farms anticipates filing on February 26, 2026, and other filings and reports that Vital Farms may file from time to time with the SEC. Moreover, Vital Farms operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Vital Farms assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Vital Farms may make. In light of these risks, uncertainties, and assumptions, Vital Farms cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. Vital Farms disclaims any obligation to update forward-looking statements except as required by law.

VITAL FARMS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except share amounts)

(Audited)

	13-Weeks Ended		52-Weeks Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Net revenue	$213,552	$165,989	$759,444	$606,307
Cost of goods sold	137,127	106,113	473,762	376,381
Gross profit	76,425	59,876	285,682	229,926
Operating expenses:
Selling, general and administrative	44,136	37,369	159,426	133,939
Shipping and distribution	10,879	9,502	37,883	32,435
Total operating expenses	55,015	46,871	197,309	166,374
Income from operations	21,410	13,005	88,373	63,552
Other income (expense), net:
Interest expense	(208)	(239)	(874)	(1,010)
Interest income	1,199	1,435	5,013	5,246
Other income (expense), net	20	121	(1,248)	(250)
Total other income (expense), net	1,011	1,317	2,891	3,986
Net income before income taxes	22,421	14,322	91,264	67,538
Income tax provision	6,097	3,740	24,982	14,150
Net income	$16,324	$10,582	$66,282	$53,388
Net income per share:
Basic:	$0.36	$0.24	$1.49	$1.25
Diluted:	$0.35	$0.23	$1.44	$1.18
Weighted average common shares outstanding:
Basic:	44,784,680	43,843,723	44,587,030	42,849,660
Diluted:	46,121,462	45,653,333	46,019,607	45,127,128

VITAL FARMS, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

(Audited)

	December 28, 2025	December 29, 2024

Assets
Current assets:
Cash and cash equivalents	$48,831	$150,601
Investment securities, available-for-sale	64,520	9,692
Accounts receivable, net of allowance for credit losses of $685 and $691 as of December 28, 2025 and December 29, 2024, respectively	67,849	54,342
Inventories	66,495	23,666
Prepaid expenses and other current assets, net of allowance for credit losses of $34 and $240 as of December 28, 2025 and December 29, 2024, respectively	11,304	7,740
Income taxes receivable	1,410	—
Assets held for sale	2,141	—
Total current assets	262,550	246,041
Property, plant and equipment, net	160,601	84,521
Operating lease right-of-use assets	80,390	19,617
Goodwill and other assets	15,197	9,153
Total assets	$518,738	$359,332
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$55,141	$38,582
Accrued liabilities	54,826	31,328
Operating lease liabilities, current	4,673	3,849
Finance lease liabilities, current	5,670	3,932
Income taxes payable	1,268	838
Total current liabilities	121,578	78,529
Operating lease liabilities, non-current	38,050	2,918
Finance lease liabilities, non-current	5,098	8,011
Other liabilities	2,752	572
Total liabilities	$167,478	$90,030
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized as of December 28, 2025 and December 29, 2024; no shares issued and outstanding as of December 28, 2025 and December 29, 2024	—	—
Common stock, $0.0001 par value per share, 310,000,000 shares authorized as of December 28, 2025 and December 29, 2024; 44,797,125 and 44,042,355 shares issued and outstanding as of December 28, 2025 and December 29, 2024, respectively	4	4
Additional paid-in capital	201,820	186,182
Retained earnings	149,395	83,113
Accumulated other comprehensive income	41	3
Total stockholders’ equity	$351,260	$269,302
Total liabilities and stockholders’ equity	$518,738	$359,332

VITAL FARMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Audited)

	52-Weeks Ended
	December 28, 2025	December 29, 2024
Cash flows from operating activities:
Net income	$66,282	$53,388
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,844	13,093
Reduction in the carrying amount of right-of-use assets	8,931	4,191
Amortization and accretion of available-for-sale securities	(1,265)	110
Amortization of cloud computing arrangements	668	—
Amortization of debt issuance costs	85	60
Stock-based compensation expense	12,389	10,268
Uncertain tax positions	1,100	(82)
Deferred taxes	689	(1,864)
Net realized losses on derivative instruments	1,306	272
Increase in inventory provision	4,701	299
Other	1,296	1,306
Changes in operating assets and liabilities:
Accounts receivable	(13,500)	(14,785)
Inventories	(47,794)	8,930
Prepaid expenses and other current assets	(2,558)	(1,244)
Income taxes receivable	(1,410)	—
Other assets	(8,037)	(3,755)
Income taxes payable	430	(368)
Accounts payable	16,931	5,810
Accrued liabilities	14,331	6,749
Operating lease liabilities	(34,704)	(17,554)
Net cash provided by operating activities	$33,715	$64,824
Cash flows from investing activities:
Purchases of property, plant and equipment	(81,950)	(28,646)
Purchases of available-for-sale securities	(95,139)	—
Purchases of derivative instruments	(823)	(1,701)
Sales of available-for-sale securities	404	—
Settlements of derivative instruments	272	—
Maturities and call redemptions of available-for-sale securities	41,240	23,320
Proceeds from the sale of property, plant and equipment	1,744	1
Net cash used in investing activities	$(134,252)	$(7,026)
Cash flows from financing activities:
Proceeds from exercise of stock options	5,577	13,680
Proceeds from issuance of common stock under employee stock purchase plan	835	419
Payment of tax withholding obligation on vested RSU shares	(3,163)	(1,510)
Principal payments under finance lease obligations	(4,482)	(3,521)
Payment of financing costs	—	(414)
Net cash (used in) provided by financing activities	$(1,233)	$8,654
Net (decrease) increase in cash and cash equivalents	(101,770)	66,452
Cash and cash equivalents at beginning of the period	150,601	84,149
Cash and cash equivalents at end of the period	$48,831	$150,601
Supplemental disclosure of cash flow information:
Cash paid for interest	$782	$950
Cash paid for income taxes, net of amounts refunded	$24,173	$16,465
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property, plant and equipment included in accounts payable and accrued liabilities	$9,256	$884

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that Adjusted EBITDA and Adjusted EBITDA Margin, non-GAAP financial measures, provide investors with additional useful information in evaluating our performance.

Adjusted EBITDA and Adjusted EBITDA Margin are financial measures that are not required by or presented in accordance with GAAP. We believe that Adjusted EBITDA and Adjusted EBITDA Margin, when taken together with our financial results presented in accordance with GAAP, provide meaningful supplemental information regarding our operating performance and facilitate internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA and Adjusted EBITDA Margin are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes. We calculate Adjusted EBITDA as net income, adjusted to exclude: (1) depreciation and amortization; (2) stock-based compensation expense; (3) (benefit) or provision for income taxes as applicable; (4) interest expense; (5) interest income; and (6) amortization of cloud computing arrangements. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by Net Revenue.

Adjusted EBITDA and Adjusted EBITDA Margin are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA and Adjusted EBITDA Margin include that (1) they do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures, (3) they do not consider the impact of stock-based compensation expense, (4) they do not reflect other non-operating expenses, including interest expense; and (5) they do not reflect tax payments that may represent a reduction in cash available to us. In addition, our use of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA and Adjusted EBITDA Margin in the same manner, limiting the usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial measures, including our net income and other results stated in accordance with GAAP.

VITAL FARMS, INC.

ADJUSTED EBITDA RECONCILIATION

(Amounts in thousands)

(Audited)

	13-Weeks Ended		52-Weeks Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
	(in thousands)		(in thousands)
Net income	$16,324	$10,582	$66,282	$53,388
Depreciation and amortization[1]	3,881	3,264	13,844	13,093
Stock-based compensation expense	3,263	2,696	12,389	10,268
Income tax provision	6,097	3,740	24,982	14,150
Interest expense	208	239	874	1,010
Interest income	(1,199)	(1,435)	(5,013)	(5,246)
Amortization of cloud computing arrangements	668	—	668	—
Adjusted EBITDA	$29,242	$19,086	$114,026	$86,663

Net revenue	$213,552	$165,989	$759,444	$606,307
Net income margin[2]	7.6%	6.4%	8.7%	8.8%
Adjusted EBITDA margin[3]	13.7%	11.5%	15.0%	14.3%

(1) Amount also includes finance lease amortization.

(2) Net income margin is calculated by dividing net income by net revenue.

(3) Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net revenue.

Media:

Rob Discher

Rob.Discher@vitalfarms.com

Investors:

Brian S. Shipman, CFA

Brian.Shipman@vitalfarms.com